Exhibit 99.1

For Immediate Release

AAM Announces Acquisition of MPG

Creates a well-diversified, global leader in advanced powertrain, drivetrain and driveline solutions

Expected to deliver annual cost synergies in the range of $100 million to $120 million

DETROIT, MI and SOUTHFIELD, MI, November 3, 2016 – American Axle & Manufacturing Holdings, Inc. (AAM), (NYSE: AXL) and Metaldyne Performance Group Inc. (MPG) (NYSE: MPG) today announced that the companies have entered into a definitive merger agreement under which AAM will acquire MPG for approximately $1.6 billion in cash and stock, plus the assumption of $1.7 billion in net debt. The combination brings together highly complementary businesses and forms a premier, global Tier 1 supplier with broad capabilities across powertrain, drivetrain and driveline product lines, as well as diversified customer base and end-markets.

Under the terms of the agreement, each share of MPG’s common stock will be converted into the right to receive $13.50 per share in cash and 0.5 share of AAM common stock. Upon closing of the transaction, AAM’s shareholders will own approximately 70% of the combined company and MPG’s shareholders will own approximately 30%. The transaction has been unanimously approved by the boards of directors of both companies and is anticipated to close in the first half of 2017 subject to shareholder and regulatory approval and other customary closing conditions.

Concurrent with the signing of the merger agreement, AAM entered into a voting agreement with an affiliate of American Securities LLC, the controlling stockholder of MPG, pursuant to which American Securities LLC has agreed to vote in favor of and otherwise support the transaction, subject to the terms of the voting agreement. Following the transaction, an affiliate of American Securities LLC will own approximately 23% of the combined company.

“AAM’s transformational acquisition of MPG brings together two complementary Tier 1 organizations to create a company with greater scale and increased diversity across products, customers and end markets,” said David C. Dauch, AAM’s Chairman and Chief Executive Officer. “MPG’s expertise in complex, highly-engineered powertrain components and its global footprint will be tremendous assets to AAM. We are excited about the powerful industrial logic in this combination that will allow us to create additional value for our customers and other key stakeholders. Together, we are forming a company with increased earnings potential and enhanced cash flow generation that will allow us to rapidly reduce leverage while fueling growth and delivering value to our shareholders.”

George Thanopoulos, MPG’s Chief Executive Officer, added, “This compelling transaction offers MPG shareholders an immediate premium and significant participation in the growth potential of the combined organization and its talented associates. MPG and AAM share a similar culture and value system, laser focused on quality, operational excellence and technology leadership, which creates a natural fit and clear path to value creation for stakeholders of both companies.”

Compelling Strategic Rationale

•	Creates a global leader in powertrain, drivetrain and driveline: The combined company will have the power to deliver a wide range of quality, highly engineered components, modules and sub-systems across multiple engine, transmission and driveline applications.

•	Diversified global customer base and end markets: Accelerates AAM’s profitable growth and diversification objectives, significantly reducing product, customer and end-market concentrations.

•	Complementary technologies focused on light-weighting, fuel efficiency, vehicle safety and performance solutions: Expertise in complementary product, process and systems technology strongly position the company to address the global automotive mega trends for both mechanical and alternative propulsion systems.

•	Stronger financial profile through greater size, scale and enhanced cash flow generation: On a pro forma basis, the combined entity will represent nearly $7 billion of annual sales and have the potential to generate over $1.2 billion of EBITDA and $400 million of free cash flow after full integration.

•	Powerful industrial logic with significant synergies: Estimated annual run rate of targeted cost synergies estimated to be between $100 and $120 million by 2018.

Financial Highlights

The acquisition of MPG meets AAM’s strategic and financial criteria for disciplined capital allocation. MPG has a strong free cash flow profile, market leading products and profitability metrics, and attractive growth characteristics.

The transaction is expected to be accretive to cash flow and EPS in the first full year following the transaction. By 2018, AAM expects the combined company to achieve annual run-rate cost synergies of between $100 and $120 million, primarily derived from optimizing the operating structure, eliminating redundant public company costs, achieving purchasing leverage advantages and operational economies of scale. The cash portion of the merger consideration will be financed through a combination of cash on hand and debt.

Upon closing, AAM expects a pro forma 2016E Net Debt / Adjusted EBITDA ratio of approximately 3.5x. AAM expects the combined company to generate significant operating profitability and cash flow that will facilitate rapid debt reduction. AAM is targeting a Net Debt / Adjusted EBITDA ratio of 2x by the end of 2019.

Governance and Leadership

David C. Dauch will continue to serve as Chairman and Chief Executive Officer of AAM, which will remain headquartered in Detroit. Effective as of the closing of this transaction, AAM’s board of directors will be expanded to 11 members with three designees of American Securities LLC joining AAM’s current board, including George Thanopoulos.

Advisors

Representing AAM as lead financial advisor is Greenhill & Co., LLC, with Shearman & Sterling LLP acting as legal advisor. J.P Morgan also represents AAM as a financial advisor and is providing committed debt financing. Representing MPG as exclusive financial advisor is BofA Merrill Lynch and Weil, Gotshal & Manges LLP is acting as its legal advisor.

Conference Call Information

AAM and MPG will conduct a joint conference call and webcast today at 8:00 a.m. ET to discuss the proposed transaction and third quarter 2016 results for both companies. Each company reported its financial results for the third quarter 2016 in separate press releases this morning. Interested participants may listen to the live conference call by logging onto AAM’s investor website at investor.aam.com or MPG’s investor relations website at investors.mpgdriven.com or by calling (855) 681-2072 from the United States or (213) 358-0831 from outside the United States. A replay will be available from 1:00 p.m. ET on November 3, 2016 until 11:59 p.m. ET November 10, 2016 by dialing (855) 859-2056 from the United States or (404) 537-3406 from outside the United States. When prompted, callers should enter conference reservation number 12791647. A written transcript of the call will be posted on the investor websites of both companies within 48 hours and the briefing audio will be archived on AAM’s website for one year.

The investor presentation slides related to this transaction and to be referenced during the call can be found on AAM’s investor website at investor.aam.com prior to the conference call. In light of today’s conference call, AAM’s previously scheduled earnings conference call on November 4, 2016 will no longer occur.

About AAM

AAM is a world leader in the manufacturing, engineering, design and validation of driveline and drivetrain systems and related components and modules, chassis systems, electric drive systems and metal-formed products for light trucks, sport utility vehicles, passenger cars, crossover vehicles and commercial vehicles. In addition to locations in the United States (Michigan, Ohio, and Indiana), AAM also has offices or facilities in Brazil, China, Germany, India, Japan, Luxembourg, Mexico, Poland, Scotland, South Korea, Sweden and Thailand. AAM has approximately 13,000 employees globally.

About MPG

MPG is a leading provider of highly-engineered lightweight components for use in powertrain and suspension applications for the global light, commercial and industrial vehicle markets. MPG produces these components and modules using complex metal-forming manufacturing technologies and processes for a global customer base of vehicle OEMs and Tier I suppliers. MPG has a global footprint spanning more than 60 locations in 13 countries across North America, South America, Europe and Asia with approximately 12,000 employees.

Forward Looking Statements

Certain information set forth in this communication, including statements as to the expected timing, completion and effects of the proposed transaction, constitutes “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “projects,” “believes,” “seeks,” “targets,” “forecasts,” “will,” “would,” or similar expressions, and variations or negatives of these words, and often address, but are not limited to, statements regarding expected future business, prospects and financial performance and financial condition. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed merger and the anticipated benefits thereof (including future financial and operating results) and statements based on management’s current expectations and assumptions (including expectations and intentions with respect to the combined company), which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and that are outside of the control of AAM and MPG. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements.

Important risk factors that may cause actual results to differ from those described in the forward-looking statements include the following: (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement or otherwise affect the completion of the proposed transaction on the anticipated terms and timing, including the risk that MPG’s stockholders may not approve the merger or that AAM’s stockholders may not approve the share issuance in connection with the merger, that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, that AAM might fail to obtain alternative financing in the event of any failure of its existing financing commitments for the transaction, or that any of the closing conditions to the proposed merger may not be satisfied in a timely manner; (ii) the ability of AAM and MPG to integrate their businesses successfully and to realize the anticipated benefits of the merger; (iii) potential litigation relating to the proposed merger; (iv) risks related to disruptions to ongoing business operations, including disruptions to management time, related to the proposed merger; (v) the effect of the announcement of the proposed merger on the ability of MPG or AAM to retain and hire key personnel; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; (vii) legislative, regulatory and economic developments (including those resulting from the United Kingdom’s vote to exit the European Union) and the potential incurrence of significant costs, liabilities and obligations in connection therewith; (viii) volatility in the global economy impacting demand for new vehicles and automotive products; (ix) a decline in vehicle production levels, particularly with respect to platforms for which AAM or MPG is a significant supplier, or the financial distress of any of AAM’s or MPG’s major customers; (x) cyclicality and seasonality in the light vehicle, industrial and commercial vehicle markets; (xi) the performance and results of operations of AAM’s and MPG’s significant competitors; (xii) AAM’s and MPG’s dependence on large-volume customers for current and future sales and their ability to attract new customers and programs for new products; (xiii) a reduction in outsourcing by AAM’s or MPG’s customers, the loss or discontinuation of material production or programs, or AAM’s or MPG’s failure to secure sufficient alternative programs; (xiv) AAM’s or MPG’s inability to realize all of the sales expected from awarded business or to fully recover pre-production costs, their inability to achieve cost reductions required to sustain cost competitiveness, or their failure to increase production capacity or over-

expanding its production in times of overcapacity; (xv) a disruption in AAM’s or MPG’s supply or delivery chains which causes one or more of its customers to halt production; (xvi) work stoppages or production limitations at one or more of AAM’s or MPG’s customer’s facilities; (xvii) a catastrophic loss of one of AAM’s or MPG’s key manufacturing facilities or the incurrence of significant costs if AAM or MPG closes any of its manufacturing facilities; (xviii) AAM’s or MPG’s failure to protect its know-how and intellectual property; (xix) supply shortages or significant increases in the prices of the raw materials and commodities AAM and MPG use; (xx) the risk of the incurrence of material costs related to legal proceedings or regulatory matters, including liabilities arising from warranty claims, product recall or field actions, and risks of noncompliance with environmental laws and regulations or risks of environmental issues that could result in unforeseen costs at AAM’s or MPG’s facilities; (xxi) any failure to maintain satisfactory labor relations and potential liabilities associated with pension and other postretirement benefit obligations; (xxii) risks related to AAM’s and MPG’s global operations, including exposure to foreign exchange rate fluctuations, threats posed by entering new markets, and AAM’s and MPG’s exposure to a number of different tax uncertainties, including the impact of the mix of AAM’s and MPG’s profits and losses in various jurisdictions affecting its tax rate; (xxiii) AAM’s or MPG’s inability, or the inability of their respective customers or suppliers, to obtain and maintain sufficient debt financing, including working capital lines, (xxiv) AAM’s and MPG’s reliance on key machinery and tooling to manufacture components that cannot be easily replicated and (xv) program launch difficulties.

Additional risks and uncertainties are contained in AAM’s and MPG’s filings with the SEC and may be included in the joint proxy statement/prospectus. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all the potential risks, uncertainties or assumptions that could have a material adverse effect on AAM’s or MPG’s consolidated financial condition or results of operations or cause AAM’s or MPG’s current expectations or beliefs to change. Persons reading this announcement are cautioned against relying on any forward-looking statements, which speak only as of the date hereof and should be read in conjunction with the other cautionary statements that are included elsewhere herein, in the joint proxy statement/prospectus and in AAM’s and MPG’s public filings, including those described under “Risk Factors” in their respective Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Neither AAM nor MPG assumes any obligation, and each expressly disclaims any obligation, to publicly provide revisions or updates to any forward-looking statements, except as otherwise required by securities and other applicable laws.

Non-GAAP Information

AAM has provided certain information, which includes non-GAAP financial measures. Management believes that these non-GAAP financial measures are useful to both management and its stockholders in their analysis of the Company’s business and operating performance. Management also uses this information for operational planning and decision-making purposes.

We define EBITDA to be earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding the impact of special charges and other non-recurring items.

We define net debt to be total debt, net less cash and cash equivalents.

We define free cash flow to be net cash provided by operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment and from government grants.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by AAM may not be comparable to similarly titled measures reported by other companies.

Certain of the forward-looking financial measures included in this release are provided on a non-GAAP basis. A reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Important Information for Stockholders and Investors

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in connection with the proposed merger of MPG with a wholly-owned subsidiary of AAM, pursuant to which MPG would become a wholly-owned subsidiary of AAM. In connection with the proposed merger, AAM intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will constitute a prospectus of AAM and that will also include a joint proxy statement of MPG and AAM. MPG and AAM may also file other documents with the SEC regarding the proposed merger. STOCKHOLDERS OF MPG AND AAM ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS. Investors and security holders may obtain free copies of the joint proxy statement/prospectus (when available) and other documents if and when filed with the SEC by AAM and MPG through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by AAM will be made available free of charge on AAM’s investor relations website. Copies of documents filed with the SEC by MPG will be made available free of charge on MPG’s investor relations website.

Participants in Solicitation

AAM, MPG and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their respective stockholders in respect of the proposed merger. Information regarding AAM’s directors and executive officers is contained in AAM’s proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on March 24, 2016. Information regarding MPG’s directors and executive officers is contained in MPG’s proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 11, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Contacts

For AAM:

Investor Contact

Jason P. Parsons

Director, Investor Relations

(313) 758-2404

jason.parsons@aam.com

Media Contact

Christopher M. Son

Director, Marketing & Communications

(313) 758-4814

chris.son@aam.com

Or visit AAM’s website at www.aam.com.

For MPG:

Investor Contact

David Gann

Vice President, Investor Relations & Communications

(248) 727-1841

investors@mpgdriven.com

Media Contact

Erin Millerschin

The Millerschin Group

(248) 276-1970 (office)

(248) 701-5828 (cell)

emillerschin@millerschingroup.com